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                                                                    Exhibit 11.1

                               NEOPROBE CORPORATION AND SUBSIDIARIES
                              COMPUTATION OF INCOME (LOSS) PER SHARE

                                                                                    Three Months Ended June 30,
                                                                               2001                     2000
                                                                         --------------------     --------------------

Weighted average number of common shares outstanding
   used in computing basic income per share                                       25,895,770               25,850,777

Add net shares issuable pursuant to stock option plans less
   shares assumed repurchased at the average market price                            215,293                  331,211

Add net shares issuable pursuant to outstanding warrants less
   shares assumed repurchased at the average market price                                  -                  552,910
                                                                         --------------------     --------------------

Weighted average number of common shares outstanding
   used in computing diluted income per share                                     26,111,063               26,734,898
                                                                         ====================     ====================


Income attributable to common stockholders                                         $ 177,384                $ 639,313


Basic income per share attributable to common stockholders                            $ 0.01                   $ 0.02
                                                                         ====================     ====================


Diluted income per share attributable to common stockholders                          $ 0.01                   $ 0.02
                                                                         ====================     ====================
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

                                                                                 Six Months Ended June 30,
                                                                                2001                     2000
                                                                        --------------------     --------------------

Weighted average number of common shares outstanding
   used in computing basic income (loss) per share                               25,895,365               25,513,614

Add net shares issuable pursuant to stock option plans less
   shares assumed repurchased at the average market price                           227,266                        -
                                                                        --------------------     --------------------

Weighted average number of common shares outstanding
   used in computing diluted income (loss) per share                             26,122,631               25,513,614
                                                                        ====================     ====================


Income (loss) attributable to common stockholders                                 $ 258,472               $ (152,217)


Basic income (loss) per share attributable to common stockholders                    $ 0.01                  $ (0.01)
                                                                        ====================     ====================


Diluted income (loss) per share attributable to common stockholders                  $ 0.01                  $ (0.01)
                                                                        ====================     ====================